Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-187220) pertaining to the 2003 Stock Option Plan, 2007 Stock Plan, 2012 Equity Incentive Plan, and 2012 Employee Stock purchase Plan of Silver Spring Networks, Inc. of our report dated February 27, 2014, with respect to the consolidated financial statements of Silver Spring Networks, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Jose, California

February 27, 2014